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                                                                     Exhibit 11

To the Board of Directors of
RCM Equity Funds, Inc.

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement of RCM Equity Funds, Inc. on Form N-1A (File No. 33-97572) of our report dated February 9, 1996, on our audit of the financial statements and financial highlights of RCM Global Technology Fund, which report is included in the annual report to shareholders for the year ended December 31, 1995 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the caption "Independent Accountants."


                                                      COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
October 15, 1996